 Exhibit 3.1

REGIONAL HEALTH PROPERTIES, INC.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

Regional Health Properties, Inc., a Georgia corporation (the “Corporation”), acting pursuant to Section 14-2-1007 of the Georgia Business Corporation Code (the “GBCC”), does hereby submit the following Amended and Restated Articles of Incorporation.

FIRST: The name of the Corporation is Regional Health Properties, Inc.

SECOND: The restatement contains amendments that were duly approved by the shareholders of the Corporation on June 27, 2023 in accordance with the provisions of Section 14-2-1003 of the GBCC.

THIRD: The restatement contains amendments that were duly adopted by the Board of Directors of the Corporation on February 13, 2023 and April 27, 2023.

FOURTH: The Corporation’s Amended and Restated Articles of Incorporation, as amended, will be amended and restated as set forth on Exhibit A.

Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

REGIONAL HEALTH PROPERTIES, INC.

ARTICLE I

NAME; PURPOSE

The name of the corporation is Regional Health Properties, Inc., a Georgia corporation (the “Corporation”). The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Georgia.

ARTICLE II

CAPITALIZATION

2.1 Authorized Shares. The Corporation shall have authority to issue Sixty Million (60,000,000) shares of stock of which: (a) Fifty-five Million (55,000,000) shares shall be designated “Common Stock,” no par value per share; and (b) Five Million (5,000,000) shares shall be designated “Preferred Stock,” no par value per share, of which 559,263 of such shares of Preferred Stock have been designated as Series A Preferred Shares (as defined in Article III) and have the preferences, limitations and relative rights set forth in Article III and 2,811,535 of such shares of Preferred Stock have been designated as Series B Preferred Shares (as defined in Article X) and have the preferences, limitations and relative rights set forth in Article X. The Corporation also shall have the authority to issue fractions of a share of Common Stock and Preferred Stock, as provided in the Official Code of Georgia Annotated. Shares that are reacquired by the Corporation shall be classified as treasury shares unless the terms of such stock provide to the contrary.

The designations and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of stock are as follows:

2.2 Common Stock. Subject to all of the rights of the Preferred Stock and the Series A Preferred Shares (as defined in Article III) as expressly provided herein, by law or by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to this Article II, the Common Stock shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges provided for herein, including, without limitation, the following rights and privileges: (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends; (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and (c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

2

2.3 Preferred Stock. In accordance with the provisions of the Official Code of Georgia Annotated, the Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights of: (a) any class of Preferred Stock before the issuance of any shares of that class; or (b) one or more series within a class of Preferred Stock, and designate the number of shares within that series, before the issuance of any shares of that series.

ARTICLE III

SERIES A REDEEMABLE PREFERRED SHARES

3.1 Number of Shares and Designations. Prior to the Amendment Date (as defined in Section 3.2), the Corporation was authorized to issue a series of Preferred Stock designated as 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share, and had designated 3,000,000 shares of Preferred Stock as constituting such series. Effective on the Amendment Date, the rights and preferences of such series are amended and restated as set forth in this Article III and henceforth such series shall be designated as Series A Redeemable Preferred Shares (the “Series A Preferred Shares”). The Board of Directors is expressly authorized, at any time and from time to time, to increase or decrease the number of shares constituting the Series A Preferred Shares, but not below the number of shares then issued, by filing with the Secretary of State of the State of Georgia articles of amendment to these Amended and Restated Articles of Incorporation, which are effective without shareholder action, in the manner provided in Section 14-2-602(d) of the Official Code of Georgia Annotated. In the case the number of shares constituting the Series A Preferred Shares is decreased, the shares that are the subject of the decrease shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Stock.

The Series A Preferred Shares shall have the following rights and preferences:

3.2 Definitions. For purposes of this Article III, the following terms shall have the meanings indicated:

“Agent Members” shall have the meaning set forth in Section 3.12.

“Amendment Date” shall mean July 3, 2023, which is the date on which this Article III is amended and restated by the filing with the Secretary of State of the State of Georgia of these Amended and Restated Articles of Incorporation.

“Board of Directors” shall mean the Board of Directors of the Corporation or any committee of members of the Board of Directors authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

“Call Date” shall mean the date fixed for redemption of the Series A Preferred Shares and specified in the notice to holders required under paragraph (d) of Section 3.5 as the Call Date.

3

A “Change of Control” is deemed to occur when, after the Issue Date, the following have occurred and are continuing:

(a) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(b) following the closing of any acquisition described in subparagraph (a) above, neither the Corporation nor the acquiring entity has a class of common securities (or American depositary receipts representing such securities) subject to a National Market Listing.

“Common Shares” shall mean the shares of Common Stock, no par value per share, of the Corporation.

“Depositary” shall have the meaning set forth in Section 3.12.

“Event” shall have the meaning set forth in paragraph (b) of Section 3.7.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Global Preferred Shares” shall have the meaning set forth in Section 3.12.

“Issue Date” shall mean the date of issuance of the Series A Redeemable Preferred Shares issued by the Corporation in connection with the merger of AdCare Health Systems, Inc., a Georgia corporation, with and into the Corporation pursuant to the Agreement and Plan of Merger, dated as of July 7, 2017, as may be amended, between AdCare Health Systems, Inc. and the Corporation.

“Junior Shares” shall have the meaning set forth in paragraph (c) of Section 3.6.

“National Market Listing” shall mean the listing or quotation, as applicable, of securities on or in the New York Stock Exchange LLC, the NYSE American LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market or any comparable national securities exchange or national securities market.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 3.6.

“Preferred Shares” shall mean the shares of Preferred Stock, no par value, of the Corporation.

“SEC” shall have the meaning set forth in Section 3.8.

“Senior Shares” shall have the meaning set forth in paragraph (a) of Section 3.6.

4

“Series A Preferred Shares” shall have the meaning set forth in Section 3.1.

“Transfer Agent” shall mean Continental Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.

3.3 Dividends. Effective as of the Amendment Date, all accumulated accrued and unpaid dividends on the Series A Preferred Shares as of such date are cancelled and eliminated in full, the holders of the issued and outstanding Series A Preferred Shares shall not be entitled to receive any such dividends or interest thereon and the Corporation shall have no obligation whatsoever therefor. From and after the Amendment Date, and except as otherwise provided in Section 3.4 and Section 3.5, the holders of the issued and outstanding Series A Preferred Shares shall not be entitled to receive any dividends or other distributions on the Series A Preferred Shares, and no dividends or other distributions on the Series A Preferred Shares shall be declared or paid or shall otherwise accumulate or accrue. Nothing in this Article III shall prohibit or in any manner restrict or limit the Corporation’s ability to declare or pay dividends or other distributions out of any assets or funds of the Corporation legally available therefor on Senior Shares, Parity Shares or Junior Shares, except as otherwise provided in Section 3.4.

3.4 Liquidation Preference.

(a) Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, each holder of the Series A Preferred Shares shall be entitled to receive an amount of cash equal to $5.00 per Series A Preferred Share. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Senior Shares and Parity Shares as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, then, after payment of liquidating payments on all outstanding Senior Shares, such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of Section 3.4, none of: (i) a consolidation or merger of the Corporation with one or more corporations or other entities; (ii) a sale, lease or transfer of all or substantially all of the Corporation’s assets; or (iii) a statutory share exchange, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

(b) Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution, or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in Section 3.4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

5

3.5 Redemption.

(a) The Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice as contemplated by paragraph (d) of Section 3.5, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $5.00 per Series A Preferred Share, without interest. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by the Corporation.

(b) If a Change of Control occurs, then the Corporation or the acquiring entity in such Change of Control shall redeem the Series A Preferred Shares, in whole but not in part, within 120 days after the date on which the Change of Control occurs, for cash at a redemption price of $5.00 per Series A Preferred Share, without interest.

(c) From and after the Call Date (unless the Corporation (or, if applicable, the acquiring entity) defaults in payment of the redemption price as contemplated by Section 3.5), such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of such shares will terminate with respect to such shares, except the right to receive the redemption price of $5.00 per Series A Preferred Share, without interest (upon surrender and endorsement of their certificates, if so required in accordance with paragraph (f) of Section 3.5).

(d) Notice of the redemption of any Series A Preferred Shares pursuant to Section 3.5 shall be mailed by first class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation’s share transfer books: (i) for a redemption pursuant to paragraph (a) of Section 3.5, at least 30 but not more than 60 days prior to the Call Date; and (ii) for a redemption pursuant to paragraph (b) of Section 3.5, not later than 20 days following the date on which a Change of Control occurs. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) for a redemption pursuant to paragraph (a) of Section 3.5, the number of Series A Preferred Shares to be redeemed; (3) the redemption price of $5.00 per Series A Preferred Share; (4) the place or places where any certificates for such shares, other than certificates issued as contemplated by Section 3.12, are to be surrendered for payment of the redemption price; and (5) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series A Preferred Shares may be listed or admitted for trading. In the case of a redemption pursuant to paragraph (a) of Section 3.5 in which fewer than all of the outstanding Series A Preferred Shares are to be redeemed, then the notice mailed pursuant to this paragraph (d) of Section 3.5 shall also specify the number of Series A Preferred Shares to be redeemed from each holder thereof.

6

(e) The Corporation’s (or, if applicable, the acquiring entity’s) obligation to provide cash in accordance with Section 3.5 shall be deemed fulfilled if, on or before the Call Date, the Corporation (or such acquiring entity) shall irrevocably deposit funds necessary for redemption pursuant to Section 3.5), in trust for the holders of the Series A Preferred Shares so called for redemption pursuant to Section 3.5, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption, in which case the notice to holders of the Series A Preferred Shares will: (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates representing such shares, other than certificates issued as contemplated by Section 3.12, at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Corporation (or such acquiring entity). Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation (or such acquiring entity), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation (or such acquiring entity) for the payment of such cash.

(f) On or after the Call Date, each holder of Series A Preferred Shares that holds a certificate, other than certificates issued as contemplated by Section 3.12, must present and surrender (and properly endorse or assign for transfer, if the Corporation shall require and if the notice shall so state) each such certificate representing such holder’s Series A Preferred Shares to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Preferred Shares as the owner thereof, and each surrendered certificate will be canceled. All Series A Preferred Shares redeemed by the Corporation pursuant to Section 3.5, or otherwise acquired by the Corporation, shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Shares.

3.6 Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

(a) prior to the Series A Preferred Shares, as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares (“Senior Shares”);

(b) on a parity with the Series A Preferred Shares, as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred Shares shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c) junior to the Series A Preferred Shares, as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be the Common Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Junior Shares”).

7

3.7 Voting Rights.

(a) Holders of the Series A Preferred Shares will not have any voting rights, except as set forth in Section 3.7 or as otherwise required by the Official Code of Georgia Annotated or other applicable law. On each matter on which holders of Series A Preferred Shares are entitled to vote, each Series A Preferred Share shall be entitled to one vote, except that when shares of any other class or series of preferred stock the Corporation may issue have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such other class or series shall have one vote for each $5.00 of liquidation preference.

(b) So long as any Series A Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares): (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares or reclassify any of the authorized stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity (whether or not such Event would constitute a Change of Control), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Shares (although, in accordance with paragraph (b) of Section 3.5, the Corporation would be required to redeem the Series A Preferred Shares if such Event constitutes a Change of Control) and, provided, further, that any increase in the amount of the authorized Common Shares or other stock the Corporation may issue (including the Series A Preferred Shares), or the creation or issuance of any additional Common Shares or Series A Preferred Shares or other class or series of stock that the Corporation may issue, or any increase in the amount of authorized shares of such class or series, in each case which are Parity Shares or Junior Shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote of the holders of the Series A Preferred Shares.

(c) The voting rights provided for in Section 3.7 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Shares would otherwise be required pursuant to Section 3.7 shall be effected, all outstanding shares of Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to paragraph (f) of Section 3.5.

(d) Except as expressly stated in Section 3.7 or as may be required by the Official Code of Georgia Annotated or other applicable law, the Series A Preferred Shares will not have any relative, participating, optional or other special voting rights or powers and the affirmative vote or consent of the holders thereof shall not be required for the taking of any corporate action.

8

3.8 Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Shares are outstanding, the Corporation will use its best efforts to: (a) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (b) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Shares. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.

3.9 Record Holders. The Corporation and the Transfer Agent shall deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

3.10 Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

3.11 Conversion. The Series A Preferred Shares shall not be, pursuant to the terms hereof, convertible into or exchangeable for any stock or other securities or property of the Corporation.

3.12 Book Entry. The Series A Preferred Shares shall be issued initially in the form of one or more fully registered global certificates (“Global Preferred Shares”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for a securities depositary (the “Depositary”) that is a clearing agency under Section 17A of the Exchange Act (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of Series A Preferred Shares represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these terms of the Series A Preferred Shares with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

9

ARTICLE IV

BOARD OF DIRECTORS

4.1 Number, Election and Term of Directors. The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Corporation’s Bylaws and may be fixed by resolution of the Board of Directors. Each director shall be elected at each annual meeting of shareholders and shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified, or until the earlier death, resignation or removal of such director.

4.2 Removal. Directors may be removed from the Board of Directors only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. Any vacancy in the Board of Directors resulting from such removal shall be filled in accordance with Section 4.3 hereof. For purposes of this Section 4.2, “cause” shall mean only: (a) conviction of a felony; (b) declaration of unsound mind or order of a court; (c) gross dereliction of duty; (d) commission of an action involving moral turpitude; or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the Corporation.

4.3 Vacancies and Changes of Authorized Number. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 4.3 shall hold office until the next election of directors by shareholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. If the vacant directorship was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill such vacancy.

4.4 Election of Directors by Holders of Preferred Stock. Notwithstanding any of the foregoing provisions in this Article IV, whenever the holders of any one or more classes of Preferred Stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the number of such directors, and the election, term of office, removal, filling of vacancies and other features of each such directorship, shall be governed by the preferences, limitations and relative rights in respect of any such class or series.

10

ARTICLE V

AMENDMENT OF BYLAWS

Except as may be prohibited by the Official Code of Georgia Annotated or these Amended and Restated Articles of Incorporation, the Board of Directors is expressly authorized to amend or repeal the Corporation’s Bylaws or adopt new Bylaws for the Corporation.

ARTICLE VI

CONSTITUENCY CONSIDERATIONS

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, clients, customers, suppliers, and creditors of the Corporation, the communities in which offices or other establishments of the Corporation are located, and all other factors such directors consider pertinent; provided, however, that this Article VI shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY

7.1 Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability:

(a) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

(b) for acts or omissions which involve intentional misconduct or a knowing violation of law;

(c) for the types of liability set forth in Section 14-2-832 of the Official Code of Georgia Annotated; or

(d) for any transaction from which the director received an improper personal benefit.

7.2 Repeal or Modification of this Article. Any repeal or modification of the provisions of this Article VII by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

7.3 Additional Provisions. If the Official Code of Georgia Annotated is amended, after this Article VII becomes effective, to authorize corporate action further eliminating or limiting the liability of directors, then, without further corporate action, the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Official Code of Georgia Annotated, as so amended.

7.4 Severability. In the event that any of the provisions of this Article VII (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

11

ARTICLE VIII

INDEMNIFICATION

The Corporation shall indemnify its officers and directors to the fullest extent permitted under the Official Code of Georgia Annotated. Such indemnification shall not be deemed exclusive of any additional indemnification that the Board of Directors may deem advisable or of any rights to which those indemnified may otherwise be entitled. The Board of Directors of the Corporation may determine from time to time whether and to what extent to maintain insurance providing indemnification for officers and directors and such insurance need not be limited to the Corporation’s power of indemnification under the Official Code of Georgia Annotated.

ARTICLE IX

OWNERSHIP AND TRANSFER RESTRICTIONS

9.1 Restrictions on Ownership and Transfer.

(a) Definitions. For purposes of this Article IX, the word “or” shall be inclusive and not exclusive and the following terms shall have the following meanings:

“Acquire” means the acquisition of Beneficial Ownership or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“Affiliate” means, as to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified.

“Beneficial Ownership” means ownership of Equity Shares by a Person whether the interest in such Equity Shares is held directly or indirectly (including, without limitation, by a nominee) and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person shall be deemed to be outstanding prior to conversion, exchange or exercise, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities of the Corporation held by other Persons.

12

“Beneficiary” means a beneficiary of the Trust as determined pursuant to Section 9.2(e).

“Business Day” has the meaning assigned to it in Section 3.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock Ownership Limit” means, with respect to the Common Stock, ownership of 9.9% or more (by value or number of shares, whichever is more restrictive) of an outstanding class or series Common Stock, subject to adjustment pursuant to Section 9.1(j) and to any other limitations contained in this Section 9.1.

“Constructive Ownership” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly (including, without limitation, by a nominee), through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“Equity Shares” means shares of Common Stock of any class or series.

“Excepted Holder” means a Person for whom an Excepted Holder Limit is created by these Amended and Restated Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i).

“Excepted Holder Limit” means, provided that the affected Excepted Holder agrees to comply with the requirements established by these Amended and Restated Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i) and subject to adjustment pursuant to Section 9.1(i), the percentage limit established for an Excepted Holder by these Amended and Restated Articles of Incorporation or by the Board of Directors pursuant to Section 9.1(i).

“Exchange Act” has the meaning assigned to it in Section 3.2.

13

“Initial Date” means the effective date of the merger of AdCare Health Systems, Inc., a Georgia corporation, with and into the Corporation pursuant to the Agreement and Plan of Merger, dated as of July 7, 2017, as may be amended, between AdCare Health Systems, Inc. and the Corporation; provided, however, that following any Restriction Termination Date that corresponds to the immediately preceding Initial Date, the term “Initial Date” means the date of public disclosure of a determination of the Board of Directors that: (i) it is in the best interests of the Corporation to attempt to qualify as, or to requalify as, a REIT; or (ii) compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Amended and Restated Articles of Incorporation is advisable in order for the Corporation to attempt to qualify as, or to requalify as, a REIT.

“IRS” means the Internal Revenue Service of the United States.

“Market Price” means, on any date, with respect to any class or series of outstanding Equity Shares, the average of the Closing Price for such Equity Shares for the five (5) consecutive Trading Days ending on such date. The “Closing Price” on any date means the last reported sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE American or, if such Equity Shares are not listed or admitted to trading on the NYSE American, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Directors or, in the event that no trading price is available for such Equity Shares, the fair market value of such Equity Shares as determined by the Board of Directors.

“NYSE American” means the NYSE American LLC (formerly known as the NYSE MKT LLC) or any successor stock exchange thereto.

“Person” means an individual (including, without limitation, any organization, trust, foundation and other entity that is considered or treated as an individual for the purposes of Section 542(a)(2) of the Code), corporation, partnership, estate, trust, association, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group, as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

“Purported Beneficial Holder” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section 9.1(c), automatically converted to Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“Purported Beneficial Transferee” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition that results in Shares-in-Trust had been valid under Section 9.1(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

14

“Purported Record Holder” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 9.1(c), automatically converted to Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“Purported Record Transferee” means, with respect to any purported Transfer or Acquisition or other event or transaction that results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition that results in Shares-in-Trust had been valid under Section 9.1(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

“Restriction Termination Date” means the first day after the immediately preceding Initial Date on which the Board of Directors has determined, in its sole and absolute discretion, each of the following: (i) that it is not in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as, a REIT; and (ii) that compliance with all or any of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Amended and Restated Articles of Incorporation is no longer otherwise advisable for the Corporation.

“Shareholders” means the registered holders of the Equity Shares.

“Shares-in-Trust” means those shares into which Equity Shares are automatically converted as a result of a purported Transfer, Acquisition or other event or transaction, as described in Section 9.1(c).

“Trading Day” means: (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares is listed or admitted to trading is open for the transaction of business; or (ii) if the affected class or series of Equity Shares is not so listed or admitted to trading, any Business Day.

“Transfer” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including, without limitation: (i) the granting of any option (including, without limitation, any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares; or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

15

“Trust” means a trust created pursuant to Section 9.2(a) hereof.

“Trustee” means the trustee of the Trust, as appointed by the Corporation or any successor trustee thereof, which Trustee shall not be an Affiliate of the Corporation or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee or the Purported Beneficial Transferee.

(b) Ownership and Transfer Limitations. At all times after the Initial Date prior to the Restriction Termination Date, notwithstanding any other provision of these Amended and Restated Articles of Incorporation, but subject to the exercise of the Board of Directors’ discretion to establish an Excepted Holder Limit under the provisions of Section 9.1(i), and subject to Section 9.3:

(i) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Common Stock Ownership Limit, and no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder;

(ii) no Person shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership would cause the Corporation to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

(iii) no Person shall Beneficially Own or Constructively Own Equity Shares that would cause the Corporation to otherwise fail to qualify as a REIT (including, without limitation, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

(iv) no Person shall Beneficially Own Equity Shares to the extent such Beneficial Ownership of Equity Shares would result in the Corporation failing to be “domestically controlled” within the meaning of Section 897(h)(4)(B) of the Code; and

(v) no Person shall Beneficially Own Equity Shares to the extent such Beneficial Ownership of Equity Shares would result in the Corporation being “predominantly held” (within the meaning of Section 856(h)(3)(D)(iii) of the Code) by “qualified trusts” (within the meaning of Section 856(h)(3)(E) of the Code).

Subject to Section 9.3 and notwithstanding any other provisions of these Amended and Restated Articles of Incorporation, at all times after the Initial Date and prior to the Restriction Termination Date, any Transfer, Acquisition or other event or transaction that, if effective, would result in the Equity Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

16

(c) Shares-in-Trust. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, if at any time after the Initial Date and prior to the Restriction Termination Date, any Transfer, Acquisition or other event or transaction that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 9.1(b)(i), (ii), (iii), (iv) or (v) above, then:

(i) that number of Equity Shares that otherwise would cause such Person to violate Section 9.1(b)(i), (ii), (iii), (iv) or (v) above (rounded up to the nearest whole share) shall be automatically converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto (except to the extent that Section 9.1 or Section 9.2 requires different terms), effective as of the close of business on the Business Day next preceding the date of such Transfer, Acquisition or other event or transaction, and such Purported Beneficial Transferee shall thereafter have no rights in such Equity Shares; and

(ii) if, for any reason, the conversion into Shares-in-Trust described in Section 9.1(c)(i) is not automatically effective as provided therein to prevent any Person from Beneficially Owning or Constructively Owning Equity Shares in violation of Section 9.1(b)(i), (ii), (iii), (iv) or (v) above, then the Transfer, Acquisition or other event or transaction with respect to that number of Equity Shares that otherwise would cause any Person to violate Section 9.1(b)(i), (ii), (iii), (iv) or

(v) shall, subject to Section 9.3, be void ab initio, and the Purported Beneficial Transferee shall acquire no rights in such Equity Shares.

(d) Remedies for Breach. If the Board of Directors, a duly authorized committee thereof or other designee, if permitted by the Official Code of Georgia Annotated, shall at any time determine in good faith that a purported Transfer, Acquisition or other event or transaction has taken place in violation of Section 9.1(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of this Section 9.1 (whether or not such violation is intended), then the Board of Directors or a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event or transaction from occurring or otherwise being effective, including, without limitation, causing the Corporation to redeem Equity Shares, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, event or transaction in violation of Section 9.1(b) shall be void ab initio or automatically shall result in the conversion described in Section 9.1(c), as applicable, irrespective of any action (or inaction) by the Board of Directors or its designee.

17

(e) Notice of Restricted Transfer. At all times after the Initial Date and prior to the Restriction Termination Date, any Person who Acquires or attempts to Acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 9.1(b) and any Person who Beneficially Owns or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in a conversion to Shares-in-Trust, pursuant to Section 9.1(c) or otherwise, shall immediately give written notice to the Corporation, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request.

(f) Owners Required to Provide Information. At all times after the Initial Date and prior to the Restriction Termination Date:

(i) Every Beneficial Owner or Constructive Owner of more than five percent (5%) (or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion) of the outstanding Equity Shares of any class or series shall annually, no later than thirty (30) days after the end of each taxable year, give written notice to the Corporation stating (1) the name and address of such Beneficial Owner or Constructive Owner; (2) the number of shares of each class or series of Equity Shares Beneficially Owned or Constructively Owned; and (3) a description of how such shares are held. Each such Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s ability to qualify as, or to continue to qualify as, a REIT and to ensure compliance with the Common Stock Ownership Limit and other restrictions set forth in these Amended and Restated Articles of Incorporation.

(ii) Each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request to determine the Corporation’s ability to qualify as, or to continue to qualify as, a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common Stock Ownership Limit and other restrictions set forth in these Amended and Restated Articles of Incorporation.

(g) Remedies Not Limited. Subject to Section 9.3 and Section 9.1(l), nothing contained in this Article IX shall limit the scope or application of the provisions of this Section 9.1, the ability of the Corporation to implement or enforce compliance with the terms of this Section 9.1 or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its Shareholders by preserving the Corporation’s ability to qualify as, or to continue to qualify as, a REIT and to ensure compliance with the Equity Ownership Limit for any class or series (or combination thereof) of Equity Shares and other restrictions set forth in this Section 9.1, including, without limitation, refusal to give effect to a transaction on the books of the Corporation. For the avoidance of doubt, the Corporation is specifically authorized to seek equitable relief, including, without limitation, injunctive relief, to enforce the provisions of Section 9.1 and Section 9.2.

18

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9.1, including, without limitation, any definition contained in Section 9.1(a) or elsewhere in these Amended and Restated Articles of Incorporation, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 9.1 with respect to any situation based on the facts known to it. In the event Section 9.1 or Section 9.2 requires an action by the Board of Directors and these Amended and Restated Articles of Incorporation fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the purposes and intents set forth in these Amended and Restated Articles of Incorporation. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9.1) acquired Beneficial Ownership or Constructive Ownership of Equity Shares in violation of Section 9.1, such remedies (as applicable) shall apply first to the Equity Shares that, but for such remedies, would have been actually owned by such Person, and second to Equity Shares that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares based upon the relative number of the Equity Shares held by each such Person.

(i) Waivers by Board of Directors. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer that results or would result in the intended transferee having Beneficial Ownership or Constructive Ownership of Equity Shares in excess of the Common Stock Ownership Limit or would otherwise result in a violation of Section 9.1(b)(ii), (iii), (iv) or (v), and in each case subject to Section 9.1(k), the Board of Directors may, prospectively or retroactively, create an Excepted Holder Limit with respect to such transferee or otherwise waive such violation of Section 9.1(b)(ii), (iii), (iv) or (v), in each case upon such conditions as the Board of Directors may determine, in its sole and absolute discretion. Subject to Sections 9.1(b)(ii) and (iii), and without any action by the Board of Directors pursuant to this Section 9.1(i) or any other provisions of these Amended and Restated Articles of Incorporation, an underwriter that participates in a public offering or private placement of Equity Shares, or Person acting in a similar capacity with respect to a financing involving Equity Shares, may Beneficially Own or Constructively Own Equity Shares in excess of the Common Stock Ownership Limit, but only to the extent necessary to facilitate such public offering, private placement or similar financing.

(j) Increase in Common Stock Ownership Limit. Subject to the limitations contained in Section 9.1(k), the Board of Directors may from time to time increase the Common Stock Ownership Limit for one or more Persons or decrease the Common Stock Ownership Limit for one or more Persons; provided, however, that a decrease in Common Stock Ownership Limit will not be effective for any Person whose percentage ownership of Equity Shares is in excess of such decreased Common Stock Ownership Limit until such time as such Person’s percentage of the subject Equity Shares equals or falls below the decreased Common Stock Ownership Limit, but until such time as such Person’s percentage of the subject Equity Shares falls below such decreased Common Stock Ownership Limit, any further acquisition of Equity Shares will be in violation of the Common Stock Ownership Limit. Any decreases in the Common Stock Ownership Limit shall only be made to ensure the Corporation’s ability to qualify as, or to continue to qualify as, a REIT, as determined by the Board of Directors in its sole and absolute discretion.

19

(k) Limitations on Modifications.

(i) Unless and until the Board of Directors determines that it is not in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as, a REIT (and assuming the Board of Directors has not determined thereafter that it is in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as a, a REIT), the Common Stock Ownership Limit for a class or series of Equity Shares may not be increased, and no additional Excepted Holder Limits may be created, and no other waivers pursuant to Section 9.1(i) may be granted, if the Board of Directors determines in its sole and absolute discretion that, after giving effect to such increase, creation or waiver, the Corporation would be “closely held” within the meaning of Section 856(h) of the Code or such increase, creation or waiver would otherwise cause the Corporation to fail to qualify as a REIT.

(ii) Prior to any granting of or modification to the Common Stock Ownership Limit for any Person, whether or not an Excepted Holder, the Board of Directors may, in its sole and absolute discretion, require such opinions of counsel, IRS rulings, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in each case in form and substance satisfactory to the Board of Directors, to determine or ensure the Corporation’s ability to qualify as, or to continue to qualify as, a REIT; provided, however that the Board of Directors shall not be obligated to require any such favorable ruling, opinion, affidavit, undertaking or agreement in order to create an Excepted Holder Limit.

(l) Qualification/Status as a REIT. If the Corporation elects to qualify for federal income tax treatment as a REIT under Sections 856−860 of the Code, then the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the qualification of the Corporation as a REIT. In addition and notwithstanding any other provisions of these Amended and Restated Articles of Incorporation: (i) if, after the Corporation elects to qualify for federal income tax treatment as a REIT under Sections 856−860 of the Code, a majority of the Board of Directors determines at any time that it is no longer in the best interests of the Corporation to attempt to qualify as, or to continue to qualify as, a REIT, then the Board of Directors may cease efforts to so qualify or may revoke or otherwise terminate the Corporation’s REIT election, as applicable; and (ii) the Board of Directors may also determine in its sole judgment and discretion that compliance with any or all of the restrictions and limitations on Beneficial Ownership, Constructive Ownership, Acquisitions or Transfers of Equity Shares set forth in these Amended and Restated Articles of Incorporation is no longer advisable for the Corporation.

9.2 Shares-In-Trust.

(a) Ownership in Trust. Upon any purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in Shares-in-Trust pursuant to Section 9.1(c), such Shares-in-Trust shall be deemed to have been Transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding Equity Shares of the Corporation. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation, the Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as specifically provided in this Section 9.2.

20

(b) Distribution Rights. Shares-in-Trust shall be entitled to the same rights and privileges with respect to dividends and distributions as all other Equity Shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. Any dividend or distribution with a record date on or after the date that Equity Shares have been converted to Shares-in-Trust paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or distribution declared on such Equity Shares but unpaid shall be paid to the Trust, in each case for the benefit of the Beneficiary. The Corporation shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee or Purported Record Holder, including, without limitation, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends or distributions so received or withheld, as the case may be.

(c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other similar distribution of the assets of the Corporation, each holder of Shares-in-Trust resulting from the conversion of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the conversion of Equity Shares of such class or series together with each holder of Equity Shares of such class or series, that portion of the remaining assets of the Corporation, as are available for distribution to the holders of Common Stock of such class or series. The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 9.2(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such Transfer). Any remaining amounts shall be distributed to the Beneficiary.

(d) Voting Rights. Notwithstanding any other provision of these Amended and Restated Articles of Incorporation: (i) Shares-in-Trust shall not have any voting rights; and (ii) neither the Purported Record Transferee nor the Purported Record Holder shall be entitled to vote Shares-in-Trust. Notwithstanding the provisions of Section 9.1 or Section 9.2, until the Corporation has received notification that the Equity Shares have been converted into Shares-in-Trust, the Corporation shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

21

(e) Restrictions on Transfer; Designation of Beneficiary; Sales of Shares-In-Trust.

(i) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation and except as otherwise described in this Section 9.2(e), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations described in Code Section 501(c)(3) (but not including any private foundation as defined in Code Section 509(a)), Code Section 170(b)(1)(A) or Code Section 170(c)(2) named by the Corporation within five (5) days after the Trust is established. However, for purposes of sales by the Trustee as set forth in this Section 9.2(e), the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust, provided that the transferee (1) purchases such Equity Shares for valuable consideration and (2) acquires such Equity Shares without such acquisition resulting in another automatic conversion of Equity Shares into Shares-in-Trust. If the Corporation does not purchase the Shares-in-Trust pursuant to this Section 9.2(e), then the Trustee shall (A) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee described above, (B) cause to be recorded on the books of the Corporation that the permitted transferee is the holder of record of such number of Equity Shares, and (C) cause the Shares-in-Trust to be canceled.

(ii) In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (1) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (2) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five (5) Business Days after the closing of such sale transaction.

(iii) All Shares-in-Trust will be deemed to have been offered for sale to the Corporation, or its designee, and the Corporation will have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in such Shares-in-Trust, as set forth in a notice received by the Corporation pursuant to Section 9.1(e) and (2) if no such notice is received by the Corporation, the date the Corporation determines in good faith that a purported Transfer or Acquisition or other event or transaction described in Section 9.1(b) that results in such Shares-in-Trust occurred. If the Corporation accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of: (A) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise), or (B) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable in connection with the purchase of such Shares-in-Trust by the amount of any dividends and other distributions that have been paid to the Purported Record Transferee or the Purported Record Holder and are owed by the Purported Record Transferee or the Purported Record Holder to the Trustee pursuant to Section 9.2(b). The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Beneficiary.

(iv) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

22

9.3 Settlements. Nothing in Section 9.1 or Section 9.2 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the NYSE American or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Section 9.1 or Section 9.2, and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in such Sections.

9.4 Severability. If any provision of Section 9.1 or Section 9.2 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 9.1 or Section 9.2 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

9.5 Waiver. The Corporation shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of Section 9.1 or Section 9.2 if the Corporation determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the Corporation’s ability to qualify as, or to continue to qualify as, a REIT. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right under this Section 9.5 shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE X

12.5% Series B Cumulative Redeemable Preferred Shares

10.1 Number of Shares and Designations. The Board of Directors has established in accordance with Section 14-2-602 of the Official Code of Georgia Annotated, and the Corporation is authorized to issue, a series of Preferred Stock designated as the 12.5% Series B Cumulative Redeemable Preferred Shares (the “Series B Preferred Shares”), no par value per share. The number of shares that shall constitute such series shall be 2,811,535, which number may be increased or decreased by the Board of Directors, at any time and from time to time, in the manner provided in Section 14-2-602 of the Official Code of Georgia Annotated, subject to applicable rights of the holders of Series A Preferred Shares. In the case the number of shares constituting the Series B Preferred Shares is decreased or such series of shares is eliminated, the shares that are the subject of the decrease or compose the series being eliminated shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Stock.

The Series B Preferred Shares shall have the rights and preferences set forth in this Article X.

10.2 Definitions. For purposes of this Article X, the following terms shall have the meanings indicated:

(a) “Board of Directors” shall mean the Board of Directors of the Corporation or any committee of members of the Board of Directors authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Shares.

23

(b) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

(c) “Call Date” shall mean the date fixed for redemption of the Series B Preferred Shares and specified in the notice to holders required under paragraph (g) of Section 10.5 as the Call Date.

(d) A “Change of Control” is deemed to occur when, after the Issue Date, the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

(e) “Common Shares” shall mean the shares of Common Stock, no par value per share, of the Corporation.

(f) “Correction Event” shall mean: (i) with respect to any Delisting Event, such time as the Series B Preferred Shares are listed or quoted (in the event of a failure to obtain a National Market Listing) or once again listed or quoted (in the event of a failure to maintain a National Market Listing) pursuant to a National Market Listing; (ii) with respect to any Dividend Default, such time as the Corporation has paid all accumulated accrued and unpaid dividends on the Series B Preferred Shares in full in cash (or declared such dividends and a sum of cash sufficient for the payment thereof is set apart for payment); and (iii) with respect to any Cumulative Redemption Default, such time as the Corporation has redeemed, repurchased or otherwise acquired the applicable Cumulative Redemption Amount.

(g) “Cumulative Redemption Amount” shall mean, in the aggregate, (i) 800,000 Series B Preferred Shares as of the date that is 12 months after the Issue Date, (ii) 1,400,000 Series B Preferred Shares as of the date that is 24 months after the Issue Date, (iii) 1,800,000 Series B Preferred Shares as of the date that is 36 months after the Issue Date and (iv) 2,100,000 Series B Preferred Shares as of the date that is 48 months after the Issue Date (or, in each case, such smaller number of Series B Preferred Shares as is then outstanding and with each such number of Series B Preferred Shares being cumulative of the number of Series B Preferred Shares redeemed in previous months).

(h) “Cumulative Redemption Deadline” shall mean, with respect to any Cumulative Redemption Amount, the date that is 12 months, 24 months, 36 months or 48 months, as applicable, after the Issue Date.

24

(i) “Cumulative Redemption Default” shall have the meaning set forth in paragraph (d) of Section 10.5.

(j) “Cumulative Redemption Measurement Date” shall mean, with respect to any Cumulative Redemption Amount, the date that is 90 days prior to the applicable Cumulative Redemption Deadline.

(k) “Delisting Event” shall have the meaning set forth in paragraph (d) of Section 10.3.

(l) “Delisting Penalty Right” shall have the meaning set forth in paragraph (c) of Section 10.7.

(m) “Director Independence Requirement” shall have the meaning set forth in paragraph (f) of Section 10.7.

(n) “Dividend Default” shall have the meaning set forth in paragraph (c) of Section 10.3.

(o) “Dividend Payment Date” shall have the meaning set forth in paragraph (a) of Section 10.3.

(p) “Dividend Penalty Right” shall have the meaning set forth in paragraph (b) of Section 10.7.

(q) “Dividend Periods” shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period; provided, however, that the initial Dividend Period shall commence on and include July 1, 2027 and shall end on and include the day preceding the first day of the next succeeding Dividend Period. For the avoidance of doubt, no dividends shall be paid or accrue prior to the initial Divided Period.

(r) “Dividend Rate” shall mean 12.5% per annum.

(s) “Dividend Record Date” shall have the meaning set forth in paragraph (a) of Section 10.3.

(t) “Elected Preferred Nominee” shall have the meaning set forth in paragraph (h) of Section 10.8.

(u) “Election Effective Time” shall have the meaning set forth in paragraph (h) of Section 10.8.

(v) “Eligible Preferred Holder” shall have the meaning set forth in paragraph (a) of Section 10.8.

(w) “Event” shall have the meaning set forth in paragraph (h) of Section 10.7.

25

(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(y) “Final Series B Preferred Shares” shall mean the last 200,000 Series B Preferred Shares outstanding.

(z) “Issue Date” shall mean the original date of issuance of the Series B Preferred Shares.

(aa) “Junior Shares” shall have the meaning set forth in paragraph (c) of Section 10.6.

(bb) “Liquidation Event” shall have the meaning set forth in paragraph (a) of Section 10.4.

(cc) “Liquidation Preference” shall mean, with respect to the Series B Preferred Shares, (i) from and including the Issue Date to, but excluding, the date that is 12 months after the Issue Date, $10.00 per Series B Preferred Share, (ii) from and including the date that is 12 months after the Issue Date to, but excluding, the date that is 24 months after the Issue Date, $12.00 per Series B Preferred Share, (iii) from and including the date that is 24 months after the Issue Date to, but excluding, the date that is 36 months after the Issue Date, $13.50 per Series B Preferred Share, (iv) from and including the date that is 36 months after the Issue Date to, but excluding, the date that is 48 months after the Issue Date, $15.50 per Series B Preferred Share and (v) from and including the date that is 48 months after the Issue Date, $25.00 per Series B Preferred Share, plus, in the case of this clause (v) only, an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date or the date of final distribution to such holders, as applicable, without interest; provided, however, that the Liquidation Preference for the Final Series B Preferred Shares shall be $5.00 per Final Series B Preferred Share.

(dd) “National Market Listing” shall mean the listing or quotation, as applicable, of securities on or in the New York Stock Exchange LLC, the NYSE American LLC (formerly known as the NYSE MKT LLC), The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market or any comparable national securities exchange or national securities market.

(ee) “Notice” shall have the meaning set forth in paragraph (a) of Section 10.8.

(ff) “Parity Shares” shall have the meaning set forth in paragraph (b) of Section 10.6.

(gg) “Penalty Dividend” shall mean a dividend payable in Common Shares equal to the Penalty Dividend Percentage multiplied by 250,000 Common Shares.

(hh) “Penalty Dividend Percentage” shall mean the percentage equal to (i) 100%, minus (ii) the percentage equal to (A) the aggregate number of Series B Preferred Shares redeemed, repurchased or otherwise acquired by the Corporation as of the date that is 18 months after the Issue Date, divided by (B) 1,000,000 Series B Preferred Shares (or such smaller number of Series B Preferred Shares as is then outstanding).

26

(ii) “Preferred Nominee” shall have the meaning set forth in paragraph (a) of Section 10.8.

(jj) “Preferred Shares” shall mean the shares of Preferred Stock, no par value, of the Corporation.

(kk) “Required Shares” shall have the meaning set forth in paragraph (g) of Section 10.8.

(ll) “SEC” shall have the meaning set forth in Section 10.9.

(mm) “Securities Act” shall mean the Securities Act of 1933, as amended.

(nn) “Senior Shares” shall have the meaning set forth in paragraph (a) of Section 10.6.

(oo) “Series A Preferred Shares” shall mean the 10.875% Series A Cumulative Redeemable Preferred Shares of the Corporation.

(pp) “Series B Preferred Shares” shall have the meaning set forth in Section 10.1.

(qq) “set apart for payment” shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Shares shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.

(rr) “Weighted Average Liquidation Preference” shall mean the number equal to (i) the sum of (A) the number of Series B Preferred Shares being redeemed that do not constitute the Final Series B Preferred Shares multiplied by the then-applicable Liquidation Preference per Series B Preferred Share and (B) the number of Series B Preferred Shares being redeemed that do constitute any or all of the Final Series B Preferred Shares multiplied by $5.00 per Series B Preferred Share, divided by (ii) the aggregate number of Series B Preferred Shares being redeemed.

27

10.3 Dividends.

(a) Beginning on July 1, 2027, holders of issued and outstanding Series B Preferred Shares shall be entitled to receive, when, as and if approved by the Board of Directors out of funds of the Corporation legally available for the payment of distributions and declared by the Corporation, cumulative preferential dividends at a rate per annum equal to the Dividend Rate of the Liquidation Preference of the Series B Preferred Shares in effect on the first calendar day of the applicable Dividend Period (subject to paragraph (b) of Section 10.3). Dividends shall be paid in cash. Dividends shall accrue and accumulate on each issued and outstanding share of the Series B Preferred Shares on a daily basis from July 1, 2027, and shall be payable quarterly in equal amounts in arrears on the last calendar day of each Dividend Period (each such day being hereinafter called a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series B Preferred Shares for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the tenth day preceding the applicable Dividend Payment Date, or such other date designated by the Board of Directors or an officer of the Corporation duly authorized by the Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a “Dividend Record Date”).

(b) In the event that there are more than 200,000 Series B Preferred Shares outstanding on the first calendar day of a Dividend Period and 200,000 or fewer Series B Preferred Shares outstanding on the last calendar day of such Dividend Period, the dividends for such Dividend Period shall be calculated as the sum of (i) (A) the number of days during the Dividend Period during which there are more than 200,000 Series B Preferred Shares outstanding divided by 90 multiplied by (B) the quarterly Dividend Rate multiplied by (C) the Liquidation Preference per Series B Preferred Share on the first calendar day of such Dividend Period and (ii) (A) the number of days during the Dividend Period during which there are 200,000 or fewer Series B Preferred Shares outstanding divided by 90 multiplied by (B) the quarterly Dividend Rate multiplied by (C) $5.00 per Series B Preferred Share.

(c) If the Corporation fails to pay dividends on the Series B Preferred Shares in full for any six consecutive or non-consecutive Dividend Periods (such a failure, a “Dividend Default”), then:

(i) commencing on the first day after the Dividend Payment Date on which a Dividend Default occurs and continuing until the date a Correction Event with respect to such Dividend Default occurs, the holders of Series B Preferred Shares will have the voting rights described below in Section 10.7; and

(ii) following any Dividend Default that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (c), if the Corporation subsequently fails to pay dividends on the Series B Preferred Shares in full for any Dividend Period, such subsequent failure shall constitute a separate Dividend Default, and the foregoing provisions of subparagraph (i) of this paragraph (c) shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Dividend Default.

28

(d) If the Corporation fails to obtain or maintain a National Market Listing for the Series B Preferred Shares for 360 consecutive days or longer (such event, a “Delisting Event”), then:

(i) commencing on the first day after the Delisting Event occurs and continuing until the date a Correction Event with respect to such Delisting Event occurs, (A) the then-applicable Liquidation Preference per Series B Preferred Share shall increase by $0.50 per Series B Preferred Share (except with respect to the Final Series B Preferred Shares) and (B) the holders of Series B Preferred Shares will have the voting rights described below in Section 10.7; and

(ii) following any Delisting Event that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (d), if the Series B Preferred Shares subsequently cease to be subject to a National Market Listing for 360 consecutive days or longer, such event shall constitute a separate Delisting Event, and the foregoing provisions of subparagraph (i) of this paragraph (d) shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Delisting Event.

(e) No distribution or dividend on the Series B Preferred Shares (including the Penalty Dividend) will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of Senior Shares or any agreement of the Corporation (whether now existing or arising hereafter), including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the Official Code of Georgia Annotated or other applicable law; provided, however, notwithstanding anything to the contrary contained herein, dividends on the Series B Preferred Shares shall continue to accrue and accumulate pursuant to the terms hereof regardless of whether (i) any or all of the foregoing restrictions exist; (ii) the Corporation has earnings or profits; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by the Board of Directors. Accrued and unpaid dividends on the Series B Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable.

(f) Except as provided in paragraph (g) of Section 10.3 and subject to paragraph (h) of Section 10.3, no distributions or dividends, in cash or otherwise, may be declared or paid or set apart for payment upon the Common Shares or any Junior Shares or Parity Shares, nor shall any Common Shares or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation), unless, on the most recently preceding Dividend Payment Date on which dividends on the Series B Preferred Shares became payable, the Corporation paid such dividends on the Series B Preferred Shares in full in cash.

29

(g) When dividends are not paid in full in cash (or a sum of cash sufficient for such full payment is not so set apart for payment) upon the Series B Preferred Shares and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series B Preferred Shares and all such Parity Shares shall be declared and paid pro rata in cash or declared and a sum of cash sufficient for the payment thereof shall be set apart for payment pro rata, so that the amount of dividends declared per share of Series B Preferred Shares and per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series B Preferred Shares and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Shares which may be in arrears.

(h) So long as any Series B Preferred Shares remain outstanding, no cash or stock dividends shall be paid or made to any holders of Common Shares, Series A Preferred Shares or any other class or series of Junior Shares the Corporation may designate, without the consent of the majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Shares.

(i) Any dividend payment made on the Series B Preferred Shares shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

10.4 Liquidation Preference.

(a) Subject to the rights of the holders of Senior Shares and Parity Shares, if the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law for the restructuring, reorganization or liquidation of the Corporation, or consent to the entry of an order for relief in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar state or federal law for the restructuring, reorganization or liquidation of the Corporation or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the restructuring, reorganization, liquidation, dissolution or winding up of the Corporation, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall financially restructure, reorganize, recapitalize, liquidate, dissolve or wind up or sell or dispose of a material portion or amount of its assets in one or more related transactions, in each case in a bankruptcy or similar state court proceeding (a “Liquidation Event”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any Common Shares, Series A Preferred Shares or any other class or series of Junior Shares, as to the distribution of assets upon the occurrence of a Liquidation Event, each holder of the Series B Preferred Shares shall be entitled to receive an amount of cash equal to the then-applicable Liquidation Preference per Series B Preferred Share. If, upon the occurrence of a Liquidation Event, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series B Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Senior Shares and Parity Shares as to the distribution of assets upon the occurrence of a Liquidation Event, then, after payment of liquidating payments and distributions on all outstanding Senior Shares, such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the avoidance of doubt, none of (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease or transfer of all or substantially all of the Corporation’s assets or (iii) a statutory share exchange shall be deemed to be a Liquidation Event.

30

(b) Subject to the rights of the holders of Senior Shares and Parity Shares with respect to a Liquidation Event, upon the occurrence of a Liquidation Event, after payment shall have been made in full to the holders of the Series B Preferred Shares, as provided in Section 10.4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares shall not be entitled to share therein.

10.5 Redemption.

(a) The Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice as contemplated by paragraph (g) of Section 10.5, may redeem the Series B Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the then-applicable Liquidation Preference per Series B Preferred Share (subject to paragraph (k) of Section 10.5), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the Call Date (subject to paragraph (j) of Section 10.5), without interest. If fewer than all of the outstanding Series B Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by the Corporation.

(b) If a Change of Control occurs, then the Corporation or the acquiring entity in such Change of Control shall redeem the Series B Preferred Shares, in whole but not in part, within 120 days after the date on which the Change of Control occurs, for cash at a redemption price equal to the then-applicable Liquidation Preference per Series B Preferred Share (subject to paragraph (k) of Section 10.5), plus all accumulated accrued and unpaid dividends thereon (whether or not earned, approved or declared) to, but excluding, the Call Date (subject to paragraph (j) of Section 10.5), without interest.

(c) If, as of the date that is 18 months after the Issue Date, the Corporation has failed to redeem, repurchase or otherwise acquire 1,000,000 Series B Preferred Shares (or such smaller number of Series B Preferred Shares as is then outstanding), then within 30 days of such date, the Corporation shall pay to the holders of Series B Preferred Shares, on a pro rata basis in proportion to the number of such shares held by such holders, a number of Common Shares equal to the Penalty Dividend, rounded down to the nearest whole Common Share. For the avoidance of doubt, the payment of a Penalty Dividend pursuant to Section 10.5 shall not constitute a Cumulative Redemption Default under paragraph (d) of Section 10.5.

31

(d) If, as of any Cumulative Redemption Measurement Date, the Corporation has failed to redeem, repurchase or otherwise acquire the applicable Cumulative Redemption Amount (such a failure, a “Cumulative Redemption Default”), then:

(i) commencing on the first day after such Cumulative Redemption Measurement Date and continuing until the date a Correction Event with respect to such Cumulative Redemption Default occurs, the holders of Series B Preferred Shares will have the director nomination rights described below in Section 10.8; and

(ii) following any Cumulative Redemption Default that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (d), if the Corporation subsequently fails to redeem, repurchase or otherwise acquire the applicable Cumulative Redemption Amount as of the applicable Cumulative Redemption Measurement Date, such subsequent failure shall constitute a separate Cumulative Redemption Default, and the foregoing provisions of subparagraph (i) of this paragraph (d) shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Cumulative Redemption Default.

(e) With respect to a redemption pursuant to paragraph (a) of Section 10.5, unless all accumulated accrued and unpaid dividends on all Series B Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series B Preferred Shares or such Parity Shares shall be redeemed unless all of the outstanding Series B Preferred Shares and such Parity Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of the Series B Preferred Shares or such Parity Shares (A) pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding Series B Preferred Shares and such Parity Shares or (B) by conversion into or exchange for Junior Shares and Parity Shares.

(f) From and after the Call Date (unless the Corporation (or, if applicable, the acquiring entity) defaults in payment of the redemption price as contemplated by Section 10.5), all dividends will cease to accumulate on the Series B Preferred Shares called for redemption pursuant to Section 10.5, such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of such shares will terminate with respect to such shares, except the right to receive the redemption price and all accumulated accrued and unpaid dividends up to, but excluding, the Call Date, in cash without interest (upon surrender and endorsement of their certificates, if so required in accordance with paragraph (i) of Section 10.5).

32

(g) Notice of the redemption of any Series B Preferred Shares pursuant to Section 10.5 shall be mailed by first class mail to each holder of record of Series B Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation’s share transfer books (or sent in accordance with the procedures of The Depository Trust Company with respect to Series B Preferred Shares registered in the name of The Depository Trust Company or its nominee): (i) for a redemption pursuant to paragraph (a) of Section 10.5, at least 30 but not more than 60 days prior to the Call Date; and (ii) for a redemption pursuant to paragraph (b) of Section 10.5, not later than 20 days following the date on which a Change of Control occurs. Neither the failure to mail or send any notice required by this paragraph (g) of Section 10.5, nor any defect therein or in the mailing or sending thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed or sent in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed or sent whether or not the holder receives the notice. Each such notice shall state, as appropriate: (1) the Call Date; (2) for a redemption pursuant to paragraph (a) of Section 10.5, the number of Series B Preferred Shares to be redeemed; (3) the redemption price of the then-applicable Liquidation Preference per Series B Preferred Share (subject to paragraph (k) of Section 10.5), plus accumulated accrued and unpaid dividends through, but excluding, the Call Date; (4) the place or places where any certificates for such shares, other than certificates issued in the form of fully registered global certificates, are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date; and (6) any other information required by law or by the applicable rules of any National Market Listing pursuant to which the Series B Preferred Shares are listed or quoted.

(h) The Corporation’s (or, if applicable, the acquiring entity’s) obligation to provide cash in accordance with Section 10.5 shall be deemed fulfilled if, on or before the Call Date, the Corporation (or such acquiring entity) shall irrevocably deposit funds necessary for redemption pursuant to Section 10.5, in trust for the holders of the Series B Preferred Shares so called for redemption pursuant to Section 10.5, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Shares so called for redemption, in which case the notice to holders of the Series B Preferred Shares will: (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates representing such shares, other than certificates issued in the form of fully registered global certificates, at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price (including all accumulated accrued and unpaid dividends to the Call Date). No interest shall accrue for the benefit of the holders of Series B Preferred Shares to be redeemed on any cash so set aside by the Corporation (or such acquiring entity). Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation (or such acquiring entity), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation (or such acquiring entity) for the payment of such cash.

(i) On or after any Call Date, each holder of Series B Preferred Shares that holds a certificate, other than certificates issued in the form of fully registered global certificates, must present and surrender (and properly endorse or assign for transfer, if the Corporation shall require and if the notice shall so state) each such certificate representing such holder’s Series B Preferred Shares subject to redemption to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series B Preferred Shares as the owner thereof, and each surrendered certificate will be canceled. All Series B Preferred Shares redeemed by the Corporation pursuant to Section 10.5, or otherwise acquired by the Corporation, shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Shares.

33

(j) If the Corporation redeems any of the Series B Preferred Shares pursuant to Section 10.5 and, if the Call Date for such redemption occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, then the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

(k) If, at the time of a redemption of any Series B Preferred Shares pursuant to Section 10.5, there are (i) 200,000 or fewer Series B Preferred Shares outstanding, the Liquidation Preference for purposes of calculating the redemption price shall be equal to $5.00 per Series B Preferred Share; or (ii) more than 200,000 Series B Preferred Shares outstanding and such redemption includes any or all of the Final Series B Preferred Shares, the Liquidation Preference for purposes of calculating the redemption price shall be equal to the Weighted Average Liquidation Preference.

(l) No Series B Preferred Shares may be redeemed if such redemption is prohibited under the Official Code of Georgia Annotated or other applicable law.

10.6 Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

(a) prior to the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon the occurrence of a Liquidation Event, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon the occurrence of a Liquidation Event, as the case may be, in preference or priority to the holders of Series B Preferred Shares (“Senior Shares”);

(b) on a parity with the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon the occurrence of a Liquidation Event, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Shares, if the holders of such class or series and the Series B Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon the occurrence of a Liquidation Event in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c) junior to the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon the occurrence of a Liquidation Event, if such class or series shall be the Common Shares, the Series A Preferred Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in the payment of dividends and in the distribution of assets upon the occurrence of a Liquidation Event (“Junior Shares”).

34

10.7 Voting Rights.

(a) Holders of the Series B Preferred Shares will not have any voting rights, except as set forth in Section 10.7, Section 10.8 or as otherwise required by the Official Code of Georgia Annotated or other applicable law. On each matter on which holders of Series B Preferred Shares are entitled to vote, each Series B Preferred Share shall be entitled to one vote, except that when shares of any other class or series of stock the Corporation may issue have the right to vote with the Series B Preferred Shares as a single class on any matter, the Series B Preferred Shares and the shares of each such other class or series shall have one vote per share.

(b) Upon the occurrence of a Dividend Default, subject to the provisions of Section 10.7, the number of directors constituting the Board of Directors shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and with which the Series B Preferred Shares are entitled to vote as a class with respect to the election of such two directors), and the holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such two directors) will be entitled to vote for the election of such two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding Series B Preferred Shares or by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such two directors (unless the request is received less than 60 days before the date fixed for the next annual or special meeting of shareholders of the Corporation, in which case such vote will be held at the earlier of the second annual or special meeting of stockholders of the Corporation after such date), and at each subsequent annual meeting until a Correction Event has occurred with respect to such Dividend Default (the “Dividend Penalty Right”). On the date a Correction Event with respect to a Dividend Default occurs, the rights of holders of the Series B Preferred Shares to elect any directors pursuant to the Dividend Penalty Right will cease and, unless there are other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series B Preferred Shares pursuant to the Dividend Penalty Right shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such directors) pursuant to the voting rights under this paragraph (b) of Section 10.7 exceed two.

35

(c) Upon the occurrence of a Delisting Event, subject to the provisions of Section 10.7, the number of directors constituting the Board of Directors shall be automatically increased by one (if not already increased by one by reason of the election of directors by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and with which the Series B Preferred Shares are entitled to vote as a class with respect to the election of such director), and the holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such director) will be entitled to vote for the election of such additional director at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding Series B Preferred Shares or by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such director (unless the request is received less than 60 days before the date fixed for the next annual or special meeting of shareholders of the Corporation, in which case such vote will be held at the earlier of the second annual or special meeting of stockholders of the Corporation after such date), and at each subsequent annual meeting until a Correction Event has occurred with respect to such Delisting Event (the “Delisting Penalty Right”). On the date a Correction Event with respect to a Delisting Event occurs, the rights of holders of the Series B Preferred Shares to elect any director pursuant to the Delisting Penalty Right will cease and, unless there are other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable, the term of any director elected by holders of the Series B Preferred Shares pursuant to the Delisting Penalty Right shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such directors) pursuant to the voting rights under (i) this paragraph (c) of Section 10.7 exceed one or (ii) paragraph (b) of Section 10.7 and this paragraph (c) of Section 10.7 exceed two. If (A) a Delisting Event occurs while a previous Dividend Default remains uncured and (B) two directors are already serving on the Board of Directors pursuant to the Dividend Penalty Right in accordance with paragraph (b) of Section 10.7, then no additional director may be elected pursuant to the Delisting Penalty Right under this paragraph (c) of Section 10.7. If a Dividend Default occurs while a previous Delisting Event remains uncured, then, upon the election of two directors pursuant to the Dividend Penalty Right in accordance with paragraph (b) of Section 10.7, the term of the director then serving on the Board of Directors pursuant to the Delisting Penalty Right, if any, shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

(d) If a special meeting is not called by the Corporation within 75 days after request from the requisite holders of Series B Preferred Shares (or holders of other series or classes of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable) as described in paragraphs (b) or (c) of Section 10.7, then the holders of record of at least 25% of the outstanding Series B Preferred Shares may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of shareholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to paragraphs (b), (c) and (d) of Section 10.7, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, the cost of collecting and tabulating votes and reasonable and documented costs of one outside legal counsel of the holder or holders calling the meeting.

36

(e) If, at any time when the voting rights conferred upon the Series B Preferred Shares pursuant to paragraphs (b) or (c) of Section 10.7 are exercisable, any vacancy in the office of a director elected or appointed pursuant to paragraphs (b) or (c) of Section 10.7 or this paragraph (e) of Section 10.7 shall occur, then such vacancy may be filled only by the remaining such director(s) or by vote of the holders of record of the outstanding Series B Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of directors pursuant to paragraphs (b) or (c) of Section 10.7. Any director elected or appointed pursuant to paragraphs (b) or (c) of Section 10.7 or this paragraph (e) of Section 10.7 may be removed only by the affirmative vote of holders of the outstanding Series B Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which classes or series of equity securities the Corporation may issue are entitled to vote as a class with the Series B Preferred Shares in the election of directors pursuant to paragraphs (b) or (c) of Section 10.7, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series B Preferred Shares and any such other classes or series of stock the Corporation may issue, and may not be removed by the holders of the Common Shares.

(f) In no event shall the holders of the Series B Preferred Shares be entitled pursuant to Section 10.7 to submit and have elected a director nominee (i) whose election as a director would violate or cause the Corporation to be in violation of these Amended and Restated Articles of Incorporation, the Corporation’s Amended and Restated Bylaws, the Corporation’s Code of Business Conduct and Ethics, the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted or any applicable state or federal law, rule or regulation; (ii) that would cause the Corporation to fail to satisfy a requirement relating to director independence of any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted (a “Director Independence Requirement”); (iii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. If the election of a director nominee submitted pursuant to Section 10.7 would violate or cause the Corporation to be in violation of, or to fail to satisfy, any of the foregoing in clauses (i) or (ii), or if a director nominee meets clauses (iii) or (iv), of this paragraph (f) of Section 10.7, the Corporation shall promptly notify in writing such director nominee, and the holders of the Series B Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares in the election of such director) shall be entitled to submit a substitute director nominee within 30 days of such notice.

(g) So long as any Series B Preferred Shares remain outstanding, no more than seven directors not elected or appointed pursuant to paragraphs (b), (c) or (e) of Section 10.7 may be elected or appointed.

37

(h) So long as any Series B Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Shares): (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares or reclassify any of the authorized stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series B Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity (whether or not such Event would constitute a Change of Control), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Shares (although, in accordance with paragraph (b) of Section 10.5, the Corporation would be required to redeem the Series B Preferred Shares if such Event constitutes a Change of Control) and, provided, further, that any increase in the amount of the authorized Common Shares or other stock the Corporation may issue (including the Series B Preferred Shares), or the creation or issuance of any additional Common Shares or Series B Preferred Shares or other class or series of stock that the Corporation may issue, or any increase in the amount of authorized shares of such class or series, in each case which are Parity Shares or Junior Shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote of the holders of the Series B Preferred Shares. Notwithstanding the foregoing, (A) if any Event set forth in clause (ii) above would adversely affect one or more but not all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable (including the Series B Preferred Shares for this purpose), then only such classes or series of stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a class in lieu of all other classes or series of stock; and (B) if all series of a class of Preferred Stock are not equally affected by the proposed Event, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status.

(i) The voting rights provided for in Section 10.7 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series B Preferred Shares would otherwise be required pursuant to Section 10.7 shall be effected, all outstanding shares of Series B Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to paragraph (h) of Section 10.5, unless, in the case of a vote required to authorize or create any class or series of Senior Shares pursuant to clause (i) of paragraph (h) of Section 10.7, all or a part of the outstanding Series B Preferred Shares is being redeemed with the proceeds from the sale of the Senior Shares to be authorized or created.

(j) Except as expressly stated in this Article X or as may be required by the Official Code of Georgia Annotated or other applicable law, the Series B Preferred Shares will not have any relative, participating, optional or other special voting rights or powers and the affirmative vote or consent of the holders thereof shall not be required for the taking of any corporate action.

38

10.8 Director Nomination Rights.

(a) If a Cumulative Redemption Default has occurred and continuing until the date a Correction Event with respect to such Cumulative Redemption Default occurs, subject to the provisions of Section 10.8, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for the next annual meeting of shareholders (or, if such default occurs less than 60 days before the date fixed for the next annual meeting, the second annual meeting after such occurrence), the name of any nominee for election to the Board of Directors submitted pursuant to Section 10.8 (each a “Preferred Nominee”), provided:

(i) timely written notice of such Preferred Nominee satisfying Section 10.8 (“Notice”) is given to the Corporation by or on behalf of a holder or holders of Series B Preferred Shares that, at the time the Notice is given, satisfy the ownership and other requirements of Section 10.8 (the “Eligible Preferred Holder”);

(ii) the Eligible Preferred Holder expressly elects in writing at the time of providing the Notice to have its Preferred Nominee included in the Corporation’s proxy statement pursuant to Section 10.8; and

(iii) the Eligible Preferred Holder and the Preferred Nominee otherwise satisfy the requirements of Section 10.8.

(b) The Notice shall be directed to the attention of the Secretary of the Corporation. To be timely, the Notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 60 nor more than 200 days before the first anniversary of the date of the Corporation’s notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; provided that if no annual meeting was held in the previous year, or the date of the annual meeting has been established to be more than 30 days earlier than, or 60 days after, the anniversary of the previous year’s annual meeting, the Notice, to be timely, must be so delivered or mailed and received not later than (i) the 90th day prior to the annual meeting or (ii) if later, the close of business on the tenth day following the day on which public announcement is first made of the date of the annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice.

(c) In addition to including the name of the Preferred Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation shall also include the information concerning the Preferred Nominee and the Eligible Preferred Holder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act.

39

(d) Each Eligible Preferred Holder and Preferred Nominee, as the case may be, must provide within five Business Days of the Corporation’s request (i) information necessary to (A) verify that such Eligible Preferred Holder owns the Required Shares (which request, for the avoidance of doubt, may be satisfied with written statements from such Eligible Preferred Holder and each intermediary through which the Required Shares are held verifying that such Eligible Preferred Holder beneficially owns the Required Shares, a certificate or certificates representing the Required Shares in such Eligible Preferred Holder’s name or any other proof that is reasonably acceptable to the Corporation) and (B) determine whether such Preferred Nominee meets the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether such Preferred Nominee satisfies the requirements relating to director independence of any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted; and (ii) such additional information, limited to the type of information set forth in Section 2.15 of the Corporation’s Amended and Restated Bylaws, as the Corporation may reasonably request.

(e) In the event that any information or communications provided by an Eligible Preferred Holder or Preferred Nominee to the Corporation or its shareholders ceases to be true and correct in any material respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not materially misleading, each Eligible Preferred Holder or Preferred Nominee, as the case may be, shall promptly notify in writing the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct in all material respects.

(f) In no event shall an Eligible Preferred Holder be entitled pursuant to Section 10.8 to submit and have elected a Preferred Nominee (i) whose election as a director would violate or cause the Corporation to be in violation of these Amended and Restated Articles of Incorporation, the Corporation’s Amended and Restated Bylaws, the Corporation’s Code of Business Conduct and Ethics, the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted or any applicable state or federal law, rule or regulation; (ii) that would cause the Corporation to fail to satisfy a Director Independence Requirement; (iii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (iv) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. If the election of a Preferred Nominee submitted by an Eligible Preferred Holder would violate or cause the Corporation to be in violation of, or to fail to satisfy, any of the foregoing in clauses (i) or (ii), or if a Preferred Nominee meets clauses (iii) or (iv), of this paragraph (f) of Section 10.8, the Corporation shall promptly notify in writing such Eligible Preferred Holder, and such Eligible Preferred Holder shall be entitled to submit a substitute Preferred Nominee within the same time period for the giving of the Notice in paragraph (b) of Section 10.8.

(g) An Eligible Preferred Holder must beneficially own a number of Series B Preferred Shares that represents 10% or more of the outstanding Series B Preferred Shares (the “Required Shares”) as of both the date the Notice is delivered to or received by the Corporation in accordance with Section 10.8 and the record date for determining holders entitled to vote at the meeting. In the event there is more than one Eligible Preferred Holder for any annual meeting, each Eligible Preferred Holder may submit a Preferred Nominee for inclusion in the Corporation’s proxy statement.

40

(h) If a Correction Event with respect to a Cumulative Redemption Default has not occurred at or prior to the commencement of the applicable annual meeting, then one director shall be elected out of the Preferred Nominee(s) by a plurality of the votes cast by the Series B Preferred Shares at the annual meeting. The election of such director (the “Elected Preferred Nominee”) shall be effective as of the first Business Day following the applicable Cumulative Redemption Deadline (the “Election Effective Time”). At the Election Effective Time, the number of directors constituting the Board of Directors shall be automatically increased by one to accommodate such election.

(i) If a Correction Event with respect to a Cumulative Redemption Default occurs at or prior to the Election Effective Time, then, as applicable, either (i) prior to a vote being held on the election of a director out of the Preferred Nominee(s) at the annual meeting, all Preferred Nominees shall be automatically deemed to have withdrawn from the election or (ii) if a vote is held on the election of a director out of the Preferred Nominee(s) at the annual meeting, (A) such vote will be deemed void, (B) the Preferred Nominee who received a plurality of the votes cast by the Series B Preferred Shares at the annual meeting shall not be deemed to have been elected as a director and (C) the number of directors constituting the Board of Directors shall remain unchanged.

(j) On the date a Correction Event with respect to a Cumulative Redemption Default occurs, the rights of Eligible Preferred Holders to submit Preferred Nominees and have an Elected Preferred Nominee elected out of such Preferred Nominee(s) pursuant to such default will cease, and the term of the Elected Preferred Nominee then serving on the Board of Directors pursuant to such default, if any, shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

(k) If (i) a subsequent Cumulative Redemption Default occurs while a previous Cumulative Redemption Default remains uncured and (ii) the Elected Preferred Nominee is already serving on the Board of Directors pursuant to a previous Cumulative Redemption Default, then (A) Eligible Preferred Holders may not submit Preferred Nominees for inclusion in the Corporation’s proxy statement and (B) no additional Elected Preferred Nominee may be elected. For the avoidance of doubt, only one Elected Preferred Nominee elected pursuant to Section 10.8 may serve on the Board of Directors at any time.

(l) If a Dividend Default occurs while a previous Cumulative Redemption Default remains uncured, then, upon the election of two directors pursuant to the Dividend Penalty Right in accordance with paragraph (b) of Section 10.7, the term of the Elected Preferred Nominee then serving on the Board of Directors pursuant to such Cumulative Redemption Default, if any, shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly.

41

10.9 Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Shares are outstanding, the Corporation will use its best efforts to: (a) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Shares, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (b) promptly, upon request, supply copies of such reports to any holders of Series B Preferred Shares. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series B Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.

10.10 Sinking Fund. The Series B Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

10.11 Conversion. The Series B Preferred Shares shall not be, pursuant to the terms hereof, convertible into or exchangeable for any stock or other securities or property of the Corporation.

* * * * * *

42

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed by its President and attested to by its Senior Vice President this 3rd day of July, 2023.

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	President

ATTEST:	/s/ Paul O’Sullivan
Name:	Paul O’Sullivan
Title:	Senior Vice President

[Seal]

43